                                                                    EXHIBIT 12.1


COMPUTATION OF RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS (IN THOUSANDS EXCEPT RATIOS)




                                                                          For The Years Ended December 31,
                                                      -------------------------------------------------------------------
                                                        1996      1997      1998      1999      2000    Pro Forma 2000(2)
                                                      -------------------------------------------------------------------
FIXED CHARGES:

Interest expense                                      $  18     $   11    $ 104     $  17     $ 1,369       $ 7,484

Amortization of deferred financing costs                 --         --       24        45          78           345

     Total Fixed Charges                              $  18     $   11    $ 128     $  62     $ 1,447       $ 7,829

PREFERENCE DIVIDENDS:

     Total Preference Dividends                       $  --     $   --    $  --     $  --     $    --       $    --
                                                      -------------------------------------------------------------------
     Combined Fixed Charges and Preference Dividends  $  18     $   11    $ 128     $  62     $ 1,447       $ 7,829

EARNINGS AVAILABLE TO COVER COMBINED FIXED
  CHARGES AND PREFERENCE DIVIDENDS

Pre-tax income from continuing operations             $ (23)    $ (205)   $(511)    $ 946     $12,316       $21,085

Add:
     Fixed charges                                       18         11      128        62       1,447         7,829

     Distributed income of equity investees              --         --       --       584          --            --

Less:

     Minority interest                                   --         --       --         7          --            --
                                                      -------------------------------------------------------------------
     Total Earnings to Cover Fixed Charges
       and Preference Dividends                       $  (5)    $ (194)   $(383)    $1,585    $13,763       $28,914


RATIO OF COMBINED FIXED CHARGES AND PREFERENCE
   DIVIDENDS TO EARNINGS(1)                           (3.60)     (0.06)   (0.33)      0.04       0.11          0.27


                                                                                           For the Three Months
                                                                                             Ended March 31,
                                                                                ----------------------------------------
                                                                                  2000      2001      Pro Forma 2001(2)
                                                                                ----------------------------------------
FIXED CHARGES:

Interest expense                                                                $   71    $  896     $   1,900

Amortization of deferred financing costs                                            11        36            86

     Total Fixed Charges                                                        $   82    $  932     $   1,986

PREFERENCE DIVIDENDS:

     Total Preference Dividends                                                 $   --    $   --     $      --
                                                                                ----------------------------------------
     Combined Fixed Charges and Preference Dividends                            $   82    $  932     $   1,986

EARNINGS AVAILABLE TO COVER COMBINED FIXED CHARGES AND PREFERENCE
     DIVIDENDS

Pre-tax income from continuing operations                                       $1,709    $4,701     $   7,248

Add:
     Fixed charges                                                                  82       932         1,986

     Distributed income of equity investees                                         --        --            --
Less:
     Minority interest
                                                                                ----------------------------------------
     Total Earnings to Cover Fixed Charges and Preference Dividends             $1,791    $5,633     $   9,234


RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO
     EARNINGS(1)                                                                  0.05      0.17          0.22

    (1) The ratio of combined fixed charges and preferences dividends to earnings is calculated by adding fixed charges, defined as the sum of interest expense and amortized deferred financing costs, to preference security dividends, defined as the amount of pre-tax earnings that are required to pay the dividends on outstanding preference securities, divided by earnings, defined as the sum of pre-tax income from continuing operations before minority interests or income or loss from equity investees and fixed charges less the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

    (2) The pro forma ratio of combined fixed charges and preference dividends to earnings gives effect to the acquisitions of the Val Verde County properties, the Pecos County properties, the Central Resources properties, the STB Energy properties and Addison Energy Inc. as if they had occurred on January 1, 2000.